SUB-ITEM 77Q1-1

The following documents for MFS Series Trust IX relevant to Item 77Q1 are contained in Post-Effective Amendment No. 46 to the Registration Statement of the Trust (File Nos. 2-50409 and 811-2464), as filed with the Securities Exchange Commission on August 28, 2002:


Amendment to the Amended and Restated Declaration of Trust to establish MFS Research Bond Fund J as a new series, dated
September 19, 2002.



Amended and restated By-Laws, dated January 1, 2002, as revised September 18, 2002. Such documents are incorporated herein by reference.